Exhibit 99.3

BEND, OR / ACCESSWIRE / June 16, 2023 / BranchOut Food Inc. (NASDAQ:BOF) (“BranchOut” or the “Company”), an emerging natural food brand with a licensed technology platform that enables manufacturing and marketing of plant-based dehydrated foods, today announced the pricing of its underwritten initial public offering of 1,190,000shares of common stock at an initial public offering price of $6.00 per share. The gross proceeds from the offering, before underwriting discounts and commissions and estimated offering expenses payable by the Company, are expected to be approximately $7,140,000. In addition, the Company has granted the underwriters a 45-day option to purchase up to 178,500 additional shares of common stock at the initial public offering price, less the underwriting discounts.

The shares are expected to begin trading on The Nasdaq Capital Market on June 16, 2023 under the ticker symbol “BOF”. The offering is expected to close on June 21, 2023 subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds of the initial public offering for repayment of indebtedness, working capital and general corporate purposes, including operating expenses and capital expenditures.

Advisor Details

Alexander Capital L.P. is acting as sole book-running manager and Spartan Capital Securities, LLC is acting as manager for the offering. Parr Brown Gee & Loveless P.C. and the law office of Rowland Day served as co-counsel to BranchOut. Sullivan & Worcester LLP served as counsel to the underwriters.

The securities described above are being offered by BranchOut pursuant to a registration statement on Form S-1, as amended (File No. 333-271422) that was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 15, 2023. The offering is being made only by means of a prospectus forming a part of the effective registration statement. A copy of the final prospectus related to the offering, when available, may be obtained from Alexander Capital L.P., 17 State Street 5th Floor, New York, NY 10004, Attention: Equity Capital Markets, or by calling (212) 687-5650 or emailing info@alexandercapitallp.com or by logging on to the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.

About BranchOut Food Inc.

BranchOut is an emerging natural food brand with a licensed technology platform that enables the manufacturing and marketing of plant-based dehydrated foods. BranchOut has licensed rights from an independent third party to a new dehydration technology designed for drying and processing highly sensitive fruits and vegetables such as avocados, bananas and others. Using the licensed technology platform, the company believes its line of branded food products speak to current consumer trends. BranchOut also believes that its licensed technology platform and process is the only way to produce quality avocado- and banana-based snack and powdered products compared to conventional drying and dehydration technologies. With more than 17 patents registered or pending in 14 countries, BranchOut has been granted the exclusive rights to use the licensed technology platform as applied to avocados and nonexclusive rights to use the licensed technology platform for other products. For more information, visit www.branchoutfood.com.

Forward-Looking Statements

This press release includes statements that may be deemed to be “forward-looking statements” under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Specific forward-looking statements in this press release include, among others, statements regarding the expected trading of our shares on The Nasdaq Capital Market, the expected closing of the offering, and the intended use of the net proceeds of the offering. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially and adversely from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and BranchOut does not undertake any duty to update any forward-looking statements except as may be required by law. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

For more information contact: info@branchoutfood.com